UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 4, 2014

The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32413
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On March 5, 2014, The St. Joe Company, a Florida corporation (“the Company”) completed its previously announced sale to subsidiaries of AgReserves, Inc., a Utah corporation (the “Buyer”) of approximately 380,000 acres of land located in Northwest Florida owned by the Company or certain wholly-owned or controlled affiliates, along with certain other assets and inventory and rights under certain continuing leases and contracts (the “Transaction”). As consideration for the Transaction, the Buyer paid $562 million to the Company which included $200 million in the form of a 15 year installment note secured by a standby letter of credit (the “Timber Note”). The remaining portion of the purchase price was paid in cash.

The Buyer established a bankruptcy-remote, qualified special purpose entity (the “Buyer QSPE”) to issue the Timber Note. We expect to assign the Timber Note to a bankruptcy-remote, qualified special purpose entity (the “St. Joe QSPE”). We expect the St. Joe QSPE will monetize the Timber Note by issuing debt securities equal to approximately 80-90% of the value of the Timber Note, to third party investors. The debt securities will be payable solely out of the assets of the St. Joe QSPE, which will principally consist of the Timber Note and the standby letter of credit. The investors holding the debt securities of the St. Joe QSPE will have no recourse against us for payment of the debt securities or related interest expense. We will receive payment of the remaining principal amount of the Timber Note, less net interest expense and costs associated with the monetization of the Timber Note, on the maturity date of the Timber Note.

A description of the material terms and conditions of the Sale Agreement was included under Item 1.01 of the Current Report on Form 8-K filed on November 7, 2013, and such description is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On March 4, 2014, the Company held a Special Meeting of its shareholders. The final voting results for the matters submitted to a vote of shareholders at the special meeting were as follows:
Proposal 1: To approve the Transaction:

For	Against	Abstain
80,668,991	217,574	26,417

Proposal 2: To approve one or more adjournments of the Special Meeting to solicit additional votes and proxies if there are insufficient votes to approve the Transaction:

For	Against	Abstain
79,617,149	1,203,258	92,575

Item 7.01    Regulation FD Disclosure.

On March 5, 2014, the Company issued a press release announcing the Company’s completion of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

Item 9.01    Financial Statements and Exhibits.

(b)     Pro forma financial information.
Filed as Exhibit 99.2 hereto is the unaudited pro forma consolidated balance sheet of the Company as of December 31, 2013 and the unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 2013.

(d)    Exhibits.

Exhibit No	Description

99.1	Press Release by The St. Joe Company issued on March 5, 2014
99.2	Unaudited Pro Forma Consolidated Financial Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE ST. JOE COMPANY

By: /s/ Marek Bakun
Marek Bakun
Chief Financial Officer

Date: March 7, 2014